Exhibit 10.30

AMENDMENT NO. 1 TO THE

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

This Amendment No. 1 to the Supplemental Executive Retirement Agreement (this “Amendment”) between Hexcel Corporation, a Delaware corporation (“Hexcel” or the “Company”), and Nickie Lee Stanage (the “Executive”) is entered into effective as of December 31, 2020 (the “Effective Date”).

WHEREAS

A.The Company and the Executive entered into that certain Supplemental Executive Retirement Agreement (the “Original Agreement”) effective October 28, 2009, as authorized by Hexcel’s Board of Directors (the “Board”).

B.The Executive and the Company wish to enter into this Amendment, which has been approved by the Board, to replace the reference in the Original Agreement to the interest rate published by the Pension Benefit Guaranty Corporation (“PBGC”) with a comparable rate given that, effective January 1, 2021, the previously published rate will no longer be available for use.

NOW, THEREFORE, in consideration of the services to be rendered in the future by the Executive, the parties hereto agree as follows:

1.	Amendment

Section 1.1 of the Original Agreement shall be replaced in its entirety by the following:

“1.1ACTUARIAL EQUIVALENCE. Determinations hereunder of actuarial value, actuarial equivalence or the like shall be made by the Company’s independent actuary using the most recent mortality table prescribed from time to time by the Secretary of the Treasury pursuant to Section 430(h)(3) of the Code and, for the purpose of determining any lump sum amount under this Agreement, or the amount of reduction to reflect the payment of a special benefit under Section 2.3, actuarial equivalence shall be determined using an interest rate equal to 120% of the immediate interest rate for the month in which benefits commence as determined in accordance with the Pension Benefit Guaranty Corporation Regulation Section 4022 Appendix C.”

2.	Miscellaneous

Other than as set forth in this Amendment, all terms used in this Amendment shall have the meaning set forth in the Original Agreement. Other than as amended by this Amendment, all other terms in the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on this 4th day of December 2020.

HEXCEL CORPORATION
a Delaware corporation

/s/ Nick L. Stanage	By:	/s/ Gail E. Lehman
Nickie Lee Stanage	Name	Gail E. Lehman
	Its	Executive Vice President, General Counsel and Secretary

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